RSM US LLP
Exhibit 16.1

November 30, 2023

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read First Interstate BancSystem, Inc’s statements included under Item 4.01(a) of its Form 8-K filed on November 30, 2023, and we agree with such statements concerning our firm.

Sincerely,

/s/ RSM US LLP
THE POWER OF BEING UNDERSTOOD
AUDIT | TAX | CONSULTING

RSM US LLP is the U.S. member firm of RSM International, a global network of independent audit, tax, and consulting firms. Visit rsmus.com/aboutus for more information regarding RSM US LLP and RSM International.